UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 6, 2005, Alabama National BanCorporation (the “Company”) renewed for an additional year its credit facility with AmSouth Bank (the “Credit Facility”), effective May 31, 2005. Under the terms of the renewal, the total amount that may be borrowed by the Company has been reduced from $30 million to $10 million, all collateral pledged to AmSouth Bank has been released, and the Credit Facility is now unsecured. Prior to the renewal, the Credit Facility was secured by the stock in the Company’s subsidiary banks. The Credit Facility bears interest at a rate of LIBOR plus 0.65%. Additionally, pursuant to this latest renewal of the Credit Facility, the Company will pay an “availability fee” computed at the rate of one-tenth of one percent (10 basis points) per annum times the daily average unused portion of the Credit Facility. This availability fee is payable quarterly in arrears, commencing July 1, 2005.

The Credit Facility has typically been renewed on an annual basis and, pursuant to this latest renewal, has a current maturity date of May 30, 2006. There was no outstanding balance under the Credit Facility as of June 6, 2005.

In connection with the Company’s renewal of the Credit Facility, the Company and AmSouth Bank entered into a Ninth Amendment to Credit Agreement and a Seventh Note Modification Agreement. Each of these amendments is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
10.1	Ninth Amendment to Credit Agreement

10.2	Seventh Note Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: June 7, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Ninth Amendment to Credit Agreement

10.2	Seventh Note Modification Agreement